Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
Deborah S. Lorenz
Vice President
Investor Relations and
Corporate Communications
Lipid Sciences, Inc.
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
DECEMBER 24, 2003

LIPID SCIENCES HAS SUBSTANTIALLY COMPLETED ISSUANCE OF SHARES
TO HOLDERS OF RIGHTS GRANTED IN CONNECTION WITH 2001 MERGER

PLEASANTON, Calif., December 24, 2003 – Lipid Sciences, Inc. (Nasdaq: LIPD) announced that it has substantially completed the issuance of 3,090,495 shares of common stock to individuals and entities who were stockholders of NZ Corporation, its predecessor corporation, prior to the merger of NZ Corporation and the pre-merger Lipid Sciences, Inc., who perfected rights granted to them in connection with the merger. In order to perfect their rights, such stockholders were required to, among other things, hold their pre-merger shares for the 24-month period immediately following the merger, which was completed in November 2001. Each perfected right entitled the holder to receive one additional share of the Company’s common stock. As of November 29, 2003 a total of 3,090,495 rights were perfected. Approximately 87,000 additional rights are still pending determination and, if all of such additional rights are determined to be perfected, the Company will issue approximately 87,000 additional shares of Common Stock. This common stock issuance diluted ownership of stockholders not holding perfected rights by approximately 13% based on 21,141,455 total shares outstanding as of November 29, 2003.

Lipid Sciences is a development-stage biotechnology company engaged in the research and development of products and processes to treat major medical indications in which lipids, or fats, play a key role. The Company’s technologies are based on a unique patented process, known as delipidation, which selectively removes lipids from proteins. The Company’s Viral Immunotherapy Platform is focused on the removal of lipid coatings from viruses and other lipid-containing infectious agents by applications of its delipidation technology. It is believed that removing the agent’s protective lipid coating exposes otherwise hidden viral proteins to stimulate the body’s immune system and elicit an enhanced therapeutic response to the infectious agent. Conditions that can potentially be impacted by this technology include HIV, Hepatitis B and Hepatitis C, West Nile and SARS. The Company’s HDL Therapy Platform is aimed at developing potential treatments for the reversal of atherosclerosis, a disease of blood vessels caused by the build-up of cholesterol-filled plaques in the vascular system and, most critically, in the coronary arteries. If left untreated, these plaques are highly vulnerable to rupture and to blood clot formation which can result in a fatal myocardial infarction (heart attack). Regression of such plaques may have a major impact on reducing the risk of acute coronary events.

Forward-Looking Statements: This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds or attract strategic partners or to effect other transactions; our technology not proving to be safe or effective; our inability to obtain regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; an economic downturn in the real estate market; our dependence on key personnel; additional shares of common stock that are available for sale in connection with the expiration of lock-up periods; and dilution of existing stockholders’ ownership due to shares of common stock having been issued to former NZ Corporation shareholders who have perfected certain rights.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.